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EXHIBIT 21.1

                        PAREXEL INTERNATIONAL CORPORATION
                       LIST OF SUBSIDIARIES OF THE COMPANY
                              (AS OF JUNE 30, 2005)

                                                                                                          PAREXEL
                                                                                                        OWNERSHIP*
                                                                                                        ----------
PAREXEL International, LLC, a Delaware limited liability company                                            100%
PAREXEL Government Services, Inc., a Delaware corporation                                                   100%
PAREXEL International Trust, a Massachusetts Business Trust                                                 100%
PAREXEL Unternehmensbeteiligung GmbH, a corporation organized under  the laws of Germany                    100%
PAREXEL International GmbH, a Corporation organized under the laws of Germany                               100%
PAREXEL International Limited, a corporation organized under the laws of the United Kingdom                 100%
PAREXEL International SARL, a corporation organized under the laws of France                                100%
PAREXEL International SRL, a corporation organized under the laws of Italy                                  100%
PAREXEL International Pty Ltd., a corporation organized under the laws of Australia                         100%
PAREXEL International S.L., a corporation organized under the laws of Spain                                 100%
PAREXEL International Medical Marketing Services, Inc., a Virginia corporation                              100%
PAREXEL International (Lansal) Limited, a corporation organized under the laws of Israel                    100%
Perceptive Informatics, Inc., a Delaware corporation                                                       97.8%
PAREXEL ETT, S.L., a corporation organized under the laws of Spain                                          100%
PAREXEL International Inc., a corporation organized under the laws of Japan                                 100%
PAREXEL International Holding BV, a corporation organized under the law of the Netherlands                  100%
PAREXEL MMS Europe Limited, a corporation organized under the laws of the United Kingdom                    100%
PPSI, Inc., a Connecticut corporation                                                                       100%
The Center for Bio-Medical Communication, Inc., a New Jersey corporation                                    100%
PAREXEL Nederland B.V., a corporation organized under the laws of the Netherlands                           100%
Placebo B.V., a corporation organized under the laws of The Netherlands                                     100%
PAREXEL Polska SP z.o.o., a corporation organized under the laws of Poland                                  100%
PAREXEL Hungary Limited, a corporation organized under the laws of Hungary                                  100%
PAREXEL Baltics A/S, a corporation organized under the laws of Norway                                       100%
PAREXEL Norway A/S, a corporation organized under the laws of Norway                                        100%
PAREXEL Russia A/S, a corporation organized under the laws of Norway                                        100%
PAREXEL Sweden AB, a corporation organized under the laws of Sweden                                         100%
PAREXEL International, S.A., a corporation organized under the laws of Argentina                            100%
FARMOVS PAREXEL Ltd., a corporation organized under the laws of South Africa                                 70%
PAREXEL International y Co Limitada, a corporation organized under the laws of Chile                        100%
PAREXEL International Pesquisas Clinicas Limitada, a corporation organized under the laws of Brazil         100%
PAREXEL International Medical Marketing Services (NJ), LLC., a Delaware  limited liability company          100%
PAREXEL Belgium B.V.B.A., a corporation organized under the laws of Belgium                                 100%
FWPS Group Ltd., a corporation organized under the laws of the United Kingdom                              97.9%
Perceptive Informatics UK Ltd., a corporation organized under the laws of the United Kingdom               97.9%
FW Pharma Systems (Americas) Ltd., a corporation organized under the laws of the  United Kingdom           97.9%
Fraser Williams (Midlands) Ltd., a corporation organized under the laws of the  United Kingdom             96.0%
Broomco (2149) Ltd., a corporation organized under the laws of the United Kingdom                          97.9%
MMSQI, Inc., a corporation organized under the laws of Delaware                                             100%
PAREXEL Ukraine LLC, a corporation organized under the laws  the of Ukraine                                 100%
PAREXEL International Holding Corporation., a Delaware corporation                                          100%
PAREXEL International UAB, a corporation organized under the laws of Lithuania                              100%
PAREXEL International Romania SRL, a corporation organized under the laws of Romania                        100%
PAREXEL International (SA) Pty Ltd, a corporation organized under the laws of South Africa                  100%
PAREXEL Finland OY, a corporation organized under the laws of Finland                                       100%
PAREXEL (IMC), Inc., a corporation organized under the laws of Pennsylvania                                 100%
PAREXEL International (Canada) Ltd, a corporation organized under the laws of New Brunswick, Canada         100%
PAREXEL International (UK) Ltd, a corporation organized under the laws of the United Kingdom                100%
Bio/pharm Accelerator Management Company LLC, a corporation organized under the laws of Deleware            100%
PAREXEL International (RUS) Company LLC, a corporation organized under the laws of Russia                   100%
PAREXEL International Czech Republic S.R.O., a corporation organized under the laws of Czech Republic       100%

*    direct and indirect